UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 annual meeting of stockholders (the “Annual Meeting”) of Citi Trends, Inc. (the “Company”) was held on May 25, 2016. At the Annual Meeting, the holders of the Company’s common stock entitled to vote at the meeting (1) elected the two (2) director nominees to serve as Class II directors whose terms will expire at the 2019 annual meeting of stockholders, (2) adopted, on a non-binding, advisory basis, the resolution approving the compensation of the Company’s named executive officers for 2015, and (3) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017.

The voting results were as follows:

(1) The election of two (2) directors:

Board of Directors Nominee	For	Withheld	Broker Non-Votes
Brian P. Carney (Class II)	12,882,251	296,039	762,120
John S. Lupo (Class II)	12,873,965	304,325	762,120

(2) A proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for 2015:

For	Against	Abstain	Broker Non-Votes
13,012,195	118,225	47,870	762,120

(3) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2017:

For	Against	Abstain
13,892,015	48,195	200

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: May 27, 2016
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Chief Operating Officer and Chief Financial Officer